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                           BATTERIES BATTERIES, INC.
                            C/O FOUNDERS EQUITY INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 953-0100
                              FAX: (212) 953-0626

                                                   January 3, 1997

William Steven Sapp
1778 Old Winery Way
Poway, CA 92064

James Sapp
2733 Laguna Shores Lane
Las Vegas, NY 89121

Gentlemen:

     Batteries Batteries, Inc., a Delaware corporation ("Buyer") and
Messrs. William Steven Sapp ("WSS") and James Sapp ("JS") are to enter into an agreement (the "Stock Agreement") providing for the purchase by Buyer from WSS, JS and Ms. Susan Grandt of the outstanding capital stock of Battery Network, Inc., an Illinois corporation ("BN") and the execution by WSS and JS of employment agreements providing for their employment by BN as executive officers for a period of three years following consummation of the acquisition.

     To induce WSS and JS (collectively the "Two BN Executives") to execute and deliver the employment agreements at the closing of the acquisition, Buyer hereby agrees that subject to the Two BN Executives remaining in the employ of BN under their respective employment agreement during the Bonus Period as hereinafter defined, the Buyer will cause BN to pay to the Two BN Executives an aggregate bonus equal to 30% of the first $300,000 by which the combined income of BN, W.S. Battery & Sales Company, Inc. ("WSB") and Tauber Electronics Inc. ("Tauber") before provision for income taxes and any extraordinary item ("Combined Pre-Tax Income") determined in accordance with generally accepted accounting principles consistently applied and included in the consolidated financial statements of the Buyer and its subsidiaries for such period exceeds the Applicable Minimum as hereinafter defined and 40% of the amount by which the Combined Pre-Tax Income exceeds the Applicable Second Threshold as hereinafter defined, but in no event shall the bonus exceed in the aggregate $400,000 for any Bonus Period.

     The Bonus Periods and the Applicable Minimum and Applicable Second Thresholds are as follows:

                                                           APPLICABLE
           BONUS PERIOD          APPLICABLE MINIMUM     SECOND THRESHOLD
           ------------          ------------------     ----------------
Year ended December 31, 1997         $2,500,000            $2,800,000
Year ended December 31, 1998          2,750,000             3,050,000
Year ended December 31, 1999          3,025,000             3,325,000



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William Steven Sapp
James Sapp
January 3, 1996
Page 2


     The bonus, if any, to be paid for a Bonus Period shall be paid to the Two BN Executives in such proportions as they advised the Buyer in writing within seven days of the delivery of the consolidated financial statements of Buyer and its subsidiaries, including BN, WSB and Tauber for the Bonus Period audited by an independent accounting firm designated by the Buyer. Such financial statements shall include the combined statement of operations of BN, WSB and Tauber which need not be audited. Buyer shall transmit a copy of such financial statements to the Two BN Executives promptly after completion. Payment shall be made within ten days following the delivery of the written advice from the Two BN Executives to the Buyer.

     Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given (i) when mailed by registered or certified mail, return receipt requested, (ii) when telecopied, provided a copy of the notice is mailed by registered or certified mail, return receipt requested, within one business day following the date of the telecopied transmission, or (iii) when hand delivered to the party to whom it is to be given at the address of such party set forth in the Stock Agreement or at such other address as a party shall designate by written notice, in the above manner to the other party with copies to such parties to be sent to the applicable counsel set forth in Section 8.9 of the Stock Agreement.

     Any disputes as to the determination of the Combined Pre-Tax Income shall be resolved in the manner provided for the resolution of Audit Dispute in the Stock Agreement.

     If the foregoing correctly and fully sets forth our agreement, please execute at the places indicated and return a copy of this letter agreement to the Buyer.

                                             BATTERIES BATTERIES, INC.

                                         /s/ Warren H. Haber
                                             ------------------------
                                             Warren H. Haber

AGREED AND ACCEPTED

/s/ William Steven Sapp
-----------------------
    William Steven Sapp
    Attorney & Agent


/s/ James Sapp
-----------------------
    James Sapp